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                                                                    EXHIBIT 99.1
 [NRG LOGO]
                                                                          NEWS
                                                                       RELEASE
FOR IMMEDIATE RELEASE

NRG Energy Reports Record Net Income and Earnings per Share Growth for 2000

HIGHLIGHTS

- YEAR-END EARNINGS PER SHARE INCREASED 182 PERCENT TO $1.10 IN 2000, VERSUS $0.39 IN 1999
-     NET INCOME FOR 2000 MORE THAN DOUBLED TO $182.9  MILLION,  VERSUS
      $57.2 MILLION IN 1999
- TOTAL REVENUES INCREASED THREEFOLD TO $2.16 BILLION IN 2000, VERSUS $500 MILLION IN 1999
- MEGAWATT OWNERSHIP INCREASED 37 PERCENT TO 15,007 IN 2000, VERSUS 10,990 MW IN 1999

MINNEAPOLIS, MN (JANUARY 30, 2001) -- NRG Energy, Inc. (NYSE: NRG) reported record net income and earnings per share for 2000 that far exceeds the company's stated 25 percent minimum growth target. Earnings per share for 2000 increased to $1.10, representing a 182 percent increase from 1999 reported earnings per share of $0.39 (proforma), both on a basic and a diluted basis. Year 2000 net income increased 220 percent to $182.9 million, versus $57.2 million in 1999. Total revenues for 2000 grew 332 percent to $2.16 billion from $500 million the previous year. In addition, NRG's megawatt ownership increased 37 percent in 2000 from the prior year.
     "NRG has exceeded the goals we stated when we went public last year. Those goals include at least 25 percent growth in annualized earnings and megawatts, maintaining our investment grade credit rating, and developing our power marketing function," said David H. Peterson, NRG chairman, president and CEO. "The company's exceptional results are due to our successful execution of core business strategies and a well-positioned business platform.
     "We continued to build megawatt capacity by both acquisitions, which are immediately accretive to earnings upon close, and greenfield and brownfield development. Our disciplined growth program further diversifies our market, fuel and plant dispatch characteristics," Peterson continued. "We significantly expanded our power marketing area in 2000, allowing us to significantly increase returns on our portfolio.
     "Consistent with our strategy of being among the top-three competitive energy providers in each of our markets, our goal is to increase capacity megawatt ownership to at least 50,000 MWs by 2005." Looking to the future, Peterson said, "We are very optimistic about the power generation business' prospects for continued growth and are comfortable with the guidance of at least $1.30 earnings per share for 2001."
     For the fourth quarter, NRG achieved earnings of $0.23 per share, a 21 percent increase over $0.19 per share in the comparable quarter of 1999. Net income for fourth quarter 2000 increased to $42.0 million on




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total revenues of $690.6  million,  versus net income of $28.2 million and total revenues of $216.4 million in the comparable quarter of 1999.
     Earlier today, the company announced it had closed the 5,633 MW LS Power project portfolio acquisition ahead of schedule. The company has an additional 5,704 MW of acquisitions expected to close in 2001, 448 MW of projects under construction and 1,395 MW of projects expected to begin construction in 2001. [See Attachment A]
     DURING THE SECOND QUARTER OF 2000, NRG COMPLETED AN INITIAL PUBLIC OFFERING OF 32,395,500 SHARES PRICED AT $15 PER SHARE. FROM THE DATE OF THE INITIAL
PUBLIC OFFERING TO YEAR END, THE PRICE PER SHARE OF NRG'S COMMON STOCK INCREASED BY 85 PERCENT.
     NRG ENERGY, INC. (NYSE: NRG) IS A LEADING GLOBAL ENERGY COMPANY PRIMARILY ENGAGED IN THE ACQUISITION, DEVELOPMENT, CONSTRUCTION, OWNERSHIP AND OPERATION
OF POWER GENERATION FACILITIES. AT THE END OF 2000, NRG CURRENTLY OWNED ALL OR A PORTION OF 63 POWER GENERATION PROJECTS AND ITS NET OWNERSHIP INTEREST IN THESE PROJECTS WAS 15,007 MW. THE COMPANY'S OPERATING PROJECT PORTFOLIO WILL TOTAL APPROXIMATELY 30,000 MW ONCE PROJECTS UNDER CONSTRUCTION ARE IN OPERATION AND THOSE IN ADVANCED DEVELOPMENT, CONSTRUCTION AND UNDER ACQUISITION AGREEMENTS
HAVE CLOSED.

Earnings Conference Call
     A year-end 2000 earnings conference call is scheduled for 11:00 a.m. (eastern) on Wednesday, January 31, 2001. The live conference call may be accessed by calling (800) 230-1766 in the United States or (612) 322-0226 outside the United States. The conference call will also be simulcast over the Internet and can be accessed through the Investor Relations area of NRG Energy's web site at www.nrgenergy.com. A replay of the conference call will be available through Tuesday, February 6, 2001, by calling (800) 475-6701 in the United States or (320) 365-3844 outside the United States with an access code of 566314.
     Certain statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Forward-looking statements above include, but are not limited to, projected growth and future financial performance. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct. Factors that could cause NRG's actual results to differ materially from those contemplated in the forward-looking statements above include, among others, the following: factors affecting power generation operations such as unusual weather conditions, generator outages, changes in fuel costs or availability and environmental incidents; factors affecting the availability or cost of capital, such as, for example, changes in interest rates or changes in investor perceptions of the power generation industry, NRG or any of its subsidiaries; workforce factors; delay in closing or the failure to close project acquisitions, our failure to timely identify, construct and acquire power generation projects, the volatility of energy prices in a deregulated market environment and the adverse impacts on the profitability of our generation facilities that may result from the imposition of price limitations and other mechanisms to address such volatility; and other business or investment considerations that may be disclosed from time to time in NRG's Securities and Exchange Commission filings or in other publicly disseminated written documents.
     NRG undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG's actual results to differ materially from those contemplated in the forward-looking statements included in this news




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release should not be construed as exhaustive. For more information regarding these risks and uncertainties, review NRG's filings with the Securities and Exchange Commission.

                 More information on NRG Energy is available at www.nrgenergy.com.

                                      # # #

Contacts:        Meredith Moore
                 Media Relations
                 612.373.8829
                 meredith.moore@nrgenergy.com

                 Rick Huckle
                 Investor Relations
                 612.373.8900
                 rick.huckle@nrgenergy.com


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     ATTACHMENT A   (IN ADDITION TO 5,633 MW LS POWER PROJECT PORTFOLIO)

     ACQUISITIONS EXPECTED TO CLOSE IN 2001

      -    CONECTIV (1,875 MW) IN N.J., DEL., MD. AND PA.;
      - BRIDGEPORT HARBOR AND NEW HAVEN HARBOR STATIONS (1,051 MW) LOCATED IN CONN.;
      -    REID GARDNER AND CLARK (665 MW NET OWNERSHIP) NEAR LAS VEGAS,
           NEV.;
      -    NARVA POWER (1,323 MW NET OWNERSHIP) IN ESTONIA;
      -    SEYITOMER AND KANGAL (504 MW NET OWNERSHIP) IN TURKEY; AND
      -    NORTH VALMY (286 MW) IN VALMY, NEV.

     PROJECTS THAT HAVE CLOSED AND ARE UNDER CONSTRUCTION:

      -    SABINE RIVER WORKS (210 MW NET OWNERSHIP) LOCATED NEAR ORANGE,
           TEXAS; AND
      -    BIG CAJUN I EXPANSION PROJECT (238 MW) IN NEW ROADS, LA.;

     Projects expected to begin construction in 2001

      -    MERIDEN (540 MW) LOCATED IN MERIDEN, CONN.;
      -    BRAZOS VALLEY (310 MW NET OWNERSHIP) IN FORT BEND COUNTY, TEXAS;
           AND
      -    KAUFMAN (545 MW) IN KAUFMAN COUNTY, TEXAS.

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CONSOLIDATED BALANCE SHEETS
NRG ENERGY, INC. AND SUBSIDIARIES
(UNAUDITED)

                                                                              December 31,    December 31,
(In thousands)                                                                   2000            1999
----------------------------------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                                   $    95,243    $    31,483
   Restricted cash                                                                  12,135         17,441
   Accounts receivable-trade, less allowance for doubtful accounts                 356,442        126,376
   Current portion of notes receivable - affiliates                                    207            287
   Current portion of notes receivable                                                  60              -
   Inventory                                                                       159,601        119,181
   Prepayments and other current assets                                             30,074         29,202
---------------------------------------------------------------------------------------------------------

       Total current assets                                                        653,762        323,970
---------------------------------------------------------------------------------------------------------
PROPERTY, PLANT AND EQUIPMENT, AT ORIGINAL COST
   In service                                                                    4,109,700      2,078,804
   Under construction                                                              207,237         53,448
---------------------------------------------------------------------------------------------------------
                                                                                 4,316,937      2,132,252
   Less accumulated depreciation                                                  (272,428)      (156,849)
---------------------------------------------------------------------------------------------------------

       Net property, plant and equipment                                         4,044,509      1,975,403
---------------------------------------------------------------------------------------------------------
OTHER ASSETS
   Investments in projects                                                         975,182        932,591
   Capitalized project costs                                                        10,262          2,592
   Notes receivable, less current portion - affiliates                              70,920         65,494
   Notes receivable, less current portion                                            5,825          5,787
   Decommissioning fund investments                                                  3,863              -
   Intangible assets, net                                                           61,352         55,586
   Debt issuance costs, net                                                         48,773         20,081
   Other assets, net                                                                90,410         50,180
---------------------------------------------------------------------------------------------------------
       Total other assets                                                        1,266,587      1,132,311
---------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                   $ 5,964,858    $ 3,431,684
---------------------------------------------------------------------------------------------------------






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CONSOLIDATED BALANCE SHEETS
NRG ENERGY, INC. AND SUBSIDIARIES
(UNAUDITED)


                                                                      December 31,    December 31,
(In thousands)                                                           2000             1999
---------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Current portion of project level long-term non-recourse debt        $   137,657      $    30,462
   Revolving line of credit                                                  8,000          340,000
   Revolving line of credit, non-recourse                                        -           35,766
   Accounts payable-trade                                                  233,187           61,211
   Accounts payable-affiliate                                                7,191            6,404
   Accrued income taxes                                                     43,605            4,730
   Accrued property and sales taxes                                         10,531            4,998
   Accrued salaries, benefits and related costs                             29,428            9,648
   Accrued interest                                                         52,526           13,479
   Other current liabilities                                                17,919           17,657
---------------------------------------------------------------------------------------------------
      Total current liabilities                                            540,044          524,355

MINORITY INTEREST                                                           14,685           14,373

CONSOLIDATED PROJECT-LEVEL, LONG-TERM, NON-RECOURSE DEBT                 2,155,765        1,026,398

CORPORATE-LEVEL LONG-TERM, RECOURSE DEBT                                 1,503,896          915,000

CAPITAL LEASE OBLIGATION, LONG-TERM                                            825                -

DEFERRED INCOME TAXES                                                       55,642           16,940

DEFERRED INVESTMENT TAX CREDITS                                                833            1,088

POSTRETIREMENT AND OTHER BENEFIT OBLIGATIONS                                83,098           24,613

DEFERRED INCOME AND OTHER LONG-TERM OBLIGATIONS                            147,982           15,263
---------------------------------------------------------------------------------------------------

      Total liabilities                                                  4,502,770        2,538,030
---------------------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY
   Class A - common stock; $.01 par value; 250,000 shares
    authorized; 147,605 shares issued and outstanding                        1,476            1,476
   Common stock; $.01 par value; 550,000 shares authorized;
    32,396 shares issued and outstanding                                       324                -
   Additional paid-in capital                                            1,233,833          780,438
   Retained earnings                                                       370,145          187,210
   Accumulated other comprehensive income                                 (143,690)         (75,470)
---------------------------------------------------------------------------------------------------
   Total Stockholders' Equity                                            1,462,088          893,654
---------------------------------------------------------------------------------------------------
   Commitments and Contingencies
---------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $ 5,964,858      $ 3,431,684
---------------------------------------------------------------------------------------------------




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CONSOLIDATED STATEMENTS OF INCOME
NRG ENERGY, INC. AND SUBSIDIARIES
(UNAUDITED)


                                                                     Twelve Months Ended             Three Months Ended
                                                                         December 31,                    December 31,
(In thousands, except per share data)                               2000             1999            2000           1999
-------------------------------------------------------------------------------------------------------------------------
OPERATING REVENUES
   Revenues from wholly-owned operations                         $ 2,019,179    $   432,518    $   679,516    $   194,663
   Equity in operating earnings of unconsolidated
    affiliates                                                       141,286         67,500         11,115         21,774
-------------------------------------------------------------------------------------------------------------------------

      Total operating revenues                                     2,160,465        500,018        690,631        216,437
-------------------------------------------------------------------------------------------------------------------------
OPERATING COSTS AND EXPENSES
   Cost of wholly-owned operations                                 1,291,199        269,900        450,930        121,689
   Depreciation and amortization                                     123,404         37,026         36,128         13,338
   General, administrative, and development                          172,489         83,572         74,474         30,649
-------------------------------------------------------------------------------------------------------------------------

      Total operating costs and expenses                           1,587,092        390,498        561,532        165,676
-------------------------------------------------------------------------------------------------------------------------

OPERATING INCOME                                                     573,373        109,520        129,099         50,761
-------------------------------------------------------------------------------------------------------------------------
OTHER INCOME (EXPENSE)
   Minority interest in earnings of consolidated
    subsidiary                                                       (11,335)        (2,456)        (4,177)          (919)
   Gain on sale of interests in projects                                   -         10,994              -         10,994
   Other income, net                                                   7,857          6,432          5,946            928
   Interest expense                                                 (294,486)       (93,376)       (79,061)       (35,769)
-------------------------------------------------------------------------------------------------------------------------
      Total other expense                                           (297,964)       (78,406)       (77,292)       (24,766)
-------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                           275,409         31,114         51,807         25,995

INCOME TAXES - EXPENSE (BENEFIT)                                      92,474        (26,081)         9,803         (2,192)
-------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                       $   182,935    $    57,195    $    42,004    $    28,187
-------------------------------------------------------------------------------------------------------------------------

Weighted Average Number of Common Shares
Outstanding - Basic                                                  165,861        147,605        180,000        147,605


Earnings per Average Common Share - Basic                        $      1.10    $      0.39    $      0.23    $      0.19

Weighted Average Number of Common Shares
Outstanding - Diluted                                                166,995        147,605        182,030        147,605

Earnings per Average Common Share - Diluted                      $      1.10    $      0.39    $      0.23    $      0.19
